UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 23, 2008

VITAL SIGNS, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey	0-18793	11-2279807
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

20 Campus Road, Totowa, New Jersey		07512
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (973) 790-1330

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement

The Merger Agreement

On July 24, 2008, Vital Signs, Inc., a New Jersey corporation (the “Company”), announced that it entered into an Agreement and Plan of Merger dated as of July 23, 2008 (the “Merger Agreement”) by and among the Company, General Electric Company, a New York corporation (the “Buyer”), and Tonic Acquisition Corp, a New Jersey corporation and a wholly-owned subsidiary of the Buyer (the “Merger Sub”).

Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”) upon satisfaction or waiver of the conditions to closing of the Merger (the “Closing”), with the Company as the surviving corporation of the Merger. Pursuant to the terms of the Merger Agreement, each holder of the Company’s common stock, no par value per share (the “Company Common Stock”), will be entitled to receive $74.50 (the “Per Share Merger Price”) in cash, without interest, for each share of Company Common Stock held by such holder immediately prior to the effective time of the Merger (the “Effective Time”). Also, pursuant to the terms of the Merger Agreement, each holder of options to purchase Company Common Stock (the “Company Stock Options”) granted pursuant to any stock option plan of the Company (collectively, the “Company Stock Plans”) will be entitled to receive, for each Company Stock Option held by such holder immediately prior to the Effective Time, whether or not then vested or exercisable, an amount of cash equal to the excess of the Per Share Merger Price over the exercise price of such Company Stock Option, multiplied by the number of shares of Common Stock covered by such Company Stock Option less applicable taxes required to be withheld.

The board of directors of the Company has unanimously approved the Merger Agreement and has recommended adoption of the Merger Agreement by the Company’s shareholders.

Pursuant to the terms of the Merger Agreement, the Company is not permitted to solicit other proposals and may not share information or have discussions regarding alternative proposals, except in certain circumstances. The Company may terminate the Merger Agreement under certain circumstances, including if its board of directors determines in good faith that it has received a superior proposal (as defined in the Merger Agreement) and otherwise complies with certain terms of the Merger Agreement. In connection with such termination, the Company must pay to the Buyer a termination fee of $30,000,000.

The Company has made customary representations and warranties in the Merger Agreement and has agreed to customary covenants, including covenants regarding operation of the business of the Company and its subsidiaries prior to the Closing. The Closing is not subject to a financing condition, but it is subject to customary closing conditions, including (i) the approval of the Merger Agreement by the Company’s shareholders, (ii) the absence of certain legal impediments to the consummation of the Merger and (iii) the expiration or termination of any required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and applicable foreign antitrust laws.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Shareholder Agreement

In connection with the execution of the Merger Agreement, the Buyer, the Company’s chief executive officer, Terry D. Wall, his wife, his adult children, his brother, his sister and the trustees of certain family trusts (collectively, the “Shareholders”) entered into a Shareholder Agreement dated as of July 23, 2008 pursuant to which, among other things, the Shareholders agreed to vote their shares of Company Common Stock in favor of the Merger and against acquisition proposals other than the Merger Agreement. The shares covered by the Shareholder Agreement in the aggregate currently represent approximately 37% of the outstanding shares of Company Common Stock.

The foregoing description of the Shareholder Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Shareholder Agreement, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

On July 24, 2008, the Company issued a press release announcing the signing of the Merger Agreement, a copy of which press release is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 8.01       Other Events

On July 24, 2008, the Company used the following materials in connection with the Merger Agreement and the Merger: (1) a Questions and Answers document describing the Merger, which is attached hereto as Exhibit 99.3, and (2) a letter to employees of the Company from Omar Ishrak, President and Chief Executive Officer, Clinical Systems of GE Healthcare, which is attached hereto as Exhibit 99.4.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed Merger, the Company will file a proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Investors and security holders may obtain a free copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s security holders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request to the Company’s General Counsel by mail to Vital Signs, Inc., 20 Campus Road, Totowa, New Jersey 07512, or by telephone 973-790-1330, or from the Company’s website, www.vital-signs.com.

The Company and its directors and certain of its officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the Merger. Information about the Company’s directors and executive officers and their ownership of Company Common Stock and other securities is set forth in the proxy statement for the Company’s 2008 Annual Meeting of Shareholders, which was filed with the SEC on April 4, 2008. Shareholders and investors may obtain additional information regarding the interests of the Company and its directors and executive officers in the Merger, which may be different than those of the Company’s shareholders generally, by reading the proxy statement and other relevant documents regarding the Merger, which will be filed with the SEC.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

Exhibit 2.1	Agreement and Plan of Merger dated as of July 23, 2008 by and among General Electric Company, Tonic Acquisition Corp and Vital Signs, Inc.

Exhibit 99.1	Shareholder Agreement dated as of July 23, 2008 by and among General Electric Company, Terry D. Wall, Carol Vance Wall, John Brown, as Trustee of the 2005 Trust for the benefit of Douglas Wall and as Trustee of the 2005 Trust for the benefit of Stephen Wall, J.P. Morgan Trust Company of Delaware, as Trustee of the TW 2005 Trust, Monte Wall, Michele Fleischman, Douglas Wall and Stephen Wall.

Exhibit 99.2	Press release issued by Vital Signs, Inc. dated July 24, 2008.

Exhibit 99.3	Questions and Answers document regarding the Merger, dated July 24, 2008.

Exhibit 99.4	Letter to employees of the Company from Omar Ishrak, President and Chief Executive Officer, Clinical Systems of GE Healthcare, dated July 24, 2008.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITAL SIGNS, INC.

	By:	/s/ Jay Sturm
Name: Jay Sturm
Title: Vice President / General Counsel

Dated: July 24, 2008

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 2.1	Agreement and Plan of Merger dated as of July 23, 2008 by and among General Electric Company, Tonic Acquisition Corp and Vital Signs, Inc.

Exhibit 99.1	Shareholder Agreement dated as of July 23, 2008 by and among General Electric Company, Terry D. Wall, Carol Vance Wall, John Brown, as Trustee of the 2005 Trust for the benefit of Stephen Wall and as Trustee of the 2005 Trust for the benefit of Douglas Wall, J.P. Morgan Trust Company of Delaware, as Trustee of the TW 2005 Trust, Monte Wall, Michele Fleischman, Douglas Wall and Stephen Wall.

Exhibit 99.2	Press release issued by Vital Signs, Inc. dated July 24, 2008.

Exhibit 99.3	Questions and Answers document regarding the Merger, dated July 24, 2008.

Exhibit 99.4	Letter to employees of the Company from Omar Ishrak, President and Chief Executive Officer, Clinical Systems of GE Healthcare, dated July 24, 2008.